EXHIBIT 5



                       WRIGHT, TOLLIVER AND GUTHALS, P.C.
                                  Windsor Court
                              10 North 27th Street
                          Billings, Montana 59103-1977

                            Telephone: (406) 245-3071
                            Facsimile: (406) 245-3074


                                February 12, 1997




Big Sky Transportation Co.
1601 Aviation Place
Billings, Montana  59105

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Big Sky Transportation Co. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 20,000 shares (the "Shares") of 1996 Series Common Stock issuable pursuant to the Company's Director Composition, Meeting and Compensation Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption of the Plan.

         4.       The Plan.

         5.       The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:


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         1.       The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      WRIGHT, TOLLIVER AND GUTHALS, P.C.



                                      By  /s/ Joel E. Guthals
                                          Joel E. Guthals